EXHIBIT 24

                                POWER OF ATTORNEY


PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Robert F. Sharpe, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

      (i)   Registration Statements No. 33-8677, 33-39283, 33-53232 and 33-64342
            relating to the offer and sale of PepsiCo's Debt Securities and Warrants, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants by PepsiCo or guarantees by PepsiCo of any of its subsidiaries' debt securities or warrants;

      (ii)  Registration Statements No. 33-4635, 33-21607,  33-30372,  33-31844,
            33-37271,  33-37978,  33-47314  and  33-47527  all  relating  to the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in connection with acquisition transactions, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the primary and/or secondary offer and sale of PepsiCo Capital Stock issued or exchanged in acquisition transactions;

      (iii) Registration Statements No. 33-29037,  33-35602, 33-42058, 33-51496,
            33-54731 and 33-66150 relating to the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock; and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the PepsiCo SharePower Stock Option Plan to employees of PepsiCo or otherwise;

      (iv) Registration Statements No. 2-82645, 33-51514 and 33-60965 covering the offer and sale of shares of PepsiCo Capital Stock under the Long Term Savings Program of PepsiCo, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Capital Stock under the long term savings programs of any other subsidiary of PepsiCo;

        (v) Registration Statements No. 33-61731 and No. 333-09363 pertaining to the offer and sale of PepsiCo Capital Stock under PepsiCo's 1995 Stock Option Incentive Plan, Registration Statement No. 33-54733, relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1994 Long-Term Incentive Plan, Registration Statement No. 33-19539 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1987 Incentive Plan and resales of such shares by officers of PepsiCo, and Registration Statement No. 2-65410 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1979 Incentive Plan, 1972 Performance Share Plan, as amended, and various option plans, and resales of such shares by officers of PepsiCo;

        (vi)Registration Statement No. 33-22970 relating to the offer and sale of shares of PepsiCo Capital Stock under PepsiCo's 1988 Director Stock Plan;

      (vii) all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Capital Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on March 24, 1998.

                                          PepsiCo, Inc.


                                    By:   /s/ ROBERT F. SHARPE, JR.
                                          -------------------------
                                          Robert F. Sharpe, Jr.
                                          Senior Vice President, General
                                          Counsel and Secretary


/s/ ROGER A. ENRICO                        /s/ KARL M. VON DER HEYDEN
-------------------                        --------------------------
Roger A. Enrico                            Karl M. von der Heyden
Chairman of the Board and  Chief           Vice  Chairman and Chief Financial
Executive Officer                          Officer


/s/ SEAN F. ORR                            /s/ ROBERT E. ALLEN
---------------                            -------------------
Sean F. Orr                                Robert E. Allen
Senior Vice President and Controller       Director
(Chief Accounting Officer)

/s/ JOHN F. AKERS                          /s/ PETER FOY
-----------------                          -------------
John F. Akers                              Peter Foy
Director                                   Director

/s/ D. WAYNE CALLOWAY                      /s/ RAY L. HUNT
---------------------                      ---------------
D. Wayne Calloway                          Ray L. Hunt
Director                                   Director


/s/ JOHN J. MURPHY                         /s/ STEVEN S REINEMUND
------------------                         ----------------------
John J. Murphy                             Steven S Reinemund
Director                                   Chairman and Chief Executive Officer
                                           of The Frito-Lay Company
                                           and Director

/s/ SHARON PERCY ROCKEFELLER               /s/ FRANKLIN A. THOMAS
----------------------------               ----------------------
Sharon Percy Rockefeller                   Franklin A. Thomas
Director                                   Director

/s/ P. ROY VAGELOS                         /s/CRAIG E. WEATHERUP
------------------                         ---------------------
P. Roy Vagelos                             Craig E. Weatherup
Director                                   Chairman and Chief Executive Officer
                                           of Pepsi-Cola
                                           Company and Director
/s/ ARNOLD R. WEBER
-------------------
Arnold R. Weber
Director